Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                           State or Other Jurisdiction of
         Name, Address and Telephone Number                                Incorporation or Organization
         ----------------------------------                                -----------------------------

         Amscan Inc...........................................             New York
         Trisar, Inc..........................................             California
         Am-Source, LLC.......................................             Rhode Island
         Anagram International, Inc...........................             Minnesota
         Anagram International Holdings, Inc..................             Minnesota
         Anagram International, LLC...........................             Nevada
         M&D Industries, Inc..................................             Delaware
         SSY Realty Corp......................................             New York
         JCS Realty Corp......................................             New York
         Anagram Eden Prairie Property Holdings LLC...........             Delaware

The address of these subsidiaries is 80 Grasslands Road, Elmsford, New York 10523. Their telephone number is (914) 345-2020.